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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-3226 of CITGO Petroleum Corporation on Form S-3, of our report dated February 14, 2003, appearing in this Annual Report on Form 10-K of CITGO Petroleum Corporation for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP

Tulsa, Oklahoma
March 25, 2004